UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-169372

(Commission File Number)

26-1251524

(IRS Employer Identification No.)

227 West Monroe, 27th Floor, Chicago, IL 60606

(312) 292-5000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The information contained within Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such filing.

As a result of price and volume dynamics in the global metals industry in July and August and their effect on the related supply chain, the Company expects Adjusted EBITDA, excluding LIFO income, for the three months ended September 30, 2012 to decrease slightly from the same period last year. Based on the Company’s preliminary results of operations for the months of July and August, and subject to completion of interim financial statements for the quarter, the Company estimates Adjusted EBITDA, excluding LIFO income, for the three months ended September 30, 2012 to be approximately 10% less than the same period last year.

EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation and amortization. Adjusted EBITDA gives further effect to, among other things, reorganization expenses, the payment of management fees and other gains or losses. We believe that EBITDA and Adjusted EBITDA provide additional information for measuring our performance and are measures frequently used by securities analysts and investors. EBITDA and Adjusted EBITDA do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA nor Adjusted EBITDA is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. Our definitions of EBITDA and Adjusted EBITDA may differ from that of other companies.

Item 8.01	Other Events.

Tender Offer

On September 25, 2012, the Company announced that it is commencing a cash tender offer and consent solicitation for any and all of its outstanding 14 1/2% Senior Discount Notes due 2015. Ryerson Inc., the Company’s wholly owned subsidiary, is concurrently commencing cash tender offers and consent solicitation for any and all of its outstanding Floating Rate Senior Secured Notes due November 1, 2014 and its outstanding 12% Senior Secured Notes due November 1, 2015. The tender offers are scheduled to expire at 11:59 p.m., New York City time, on October 23, 2012, unless extended or earlier terminated. Notes that are validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time on October 9, 2012, unless extended or earlier terminated, and accepted for purchase, will receive additional consideration. The Company’s and Ryerson Inc.’s obligations to accept for purchase, and to pay for, notes validly tendered pursuant to the tender offers is subject to the consummation of the Notes Offering (as defined below) and certain other customary conditions. The press release announcing the tender offers is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

On September 25, 2012, Ryerson Inc. issued a press release relating to a proposed offering (the “Notes Offering”) of its Senior Secured Notes due 2017 and Senior Notes due 2018 in a transaction exempt from registration under the Securities Act. A portion of the net proceeds from the Notes Offering will be used to fund the tender offers.

Neither the press release nor this Current Report on Form 8-K constitutes an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

99.1	Press Release, dated September 25, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2012

RYERSON HOLDING CORPORATION

By:	/s/ Erich S. Schnaufer
	Name:	Erich S. Schnaufer
	Title:	Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated September 25, 2012.